Exhibit 99.1
Contact: Chris Ripley, CFO
Lucy Rutishauser, SVP Corporate Finance & Treasurer
(410) 568-1500
Sinclair Closes Private Offering of Senior Unsecured Notes

BALTIMORE (March 23, 2016) – Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) announced today that its wholly-owned subsidiary, Sinclair Television Group, Inc. (“STG”), has closed its private offering of $350 million aggregate principal amount of senior unsecured notes due 2026 (the “Notes”). The Notes were priced at 100% of their par value and will bear interest at a rate of 5.875% per annum payable semi-annually on March 15 and September 15, commencing September 15, 2016.

The net proceeds from the private placement of Notes are intended to be used to repay amounts drawn under STG’s revolving credit facility and for other general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer or sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the Notes are being offered and sold only (a) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act.

Sinclair Broadcast Group, Inc. is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 171 television stations in 81 markets, broadcasting 475 channels and has affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of live sports content. Sinclair’s content is delivered over multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:
The matters discussed in this press release include forward-looking statements regarding, among other things, future operating results. When used, the words “outlook,” “intends to,” believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, STG’s ability to obtain the necessary approvals to close on the pending acquisitions, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as its comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurance that the assumptions and other factors referred to will occur. The Company undertakes no obligation to update such forward-looking information in the future except as required by law.
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